EXHIBIT 15.2

KPMG	KPMG Auditores Independentes Av. Almirante Barroso, 52 - 4° 20031-000 – Rio de Janeiro, RJ – Brasil Caixa Postal 2888 20001-970 – Rio de Janeiro, RJ – Brasil	Telefone 55 (21) 2515-9400 Fax 55 (212) 3515-9000 Internet www.kpmg.com.br

To the Board of Directors and Shareholders of

Petróleo Brasileiro S.A.-PETROBRAS (“Petrobras”)

September 26, 2006

We acknowledge our awareness of the incorporation by reference in the Registration Statements (Amendment #3 to Form F-3 No. 333-118644 and Amendment #2 to Form F-3 No. 333-92044) and in its accompanying prospectus supplements of Petrobras, of our report dated August 25, 2006 relating to the unaudited condensed consolidated interim financial statements of Petrobras for the six months ended June 30, 2006, included in its Form 6-K furnished to the SEC on September 6, 2006.

Pursuant to Rule 436 under the Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

Rio de Janeiro, RJ – Brazil

/s/ Manuel Fernandes Rodrigues de Sousa

KPMG Auditores Independentes

Manuel Fernandes Rodrigues de Sousa

Partner

KPMG Auditores Independentes é uma sociedade brasileira, simples, membro da KPMG International, uma cooperativa suíça.	KPMG Auditores Independentes is a Brazilian entity, member firm of KPMG International, a Swiss cooperative.

KPMG	KPMG Auditores Independentes Av. Almirante Barroso, 52 - 4° 20031-000 – Rio de Janeiro, RJ – Brasil Caixa Postal 2888 20001-970 – Rio de Janeiro, RJ – Brasil	Telefone 55 (21) 2515-9400 Fax 55 (212) 3515-9000 Internet www.kpmg.com.br

To the Board of Directors and Stockholders of

Petrobras International Finance Company (“PIFCo”)

September 26, 2006

We acknowledge our awareness of the incorporation by reference in the Registration Statements (Amendment #3 to Form F-3 No. 333-118644 and Amendment #2 to Form F-3 No. 333-92044) and in its accompanying prospectus supplements of PIFCo, of our report dated August 16, 2006 relating to the unaudited condensed consolidated interim financial statements of PIFCo for the six months ended June 30, 2006, included in its Form 6-K furnished to the SEC on September 7, 2006.

Pursuant to Rule 436 under the Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

Rio de Janeiro, RJ – Brazil

/s/ Manuel Fernandes Rodrigues de Sousa

KPMG Auditores Independentes

Manuel Fernandes Rodrigues de Sousa

Partner

KPMG Auditores Independentes é uma sociedade brasileira, simples, membro da KPMG International, uma cooperativa suíça.	KPMG Auditores Independentes is a Brazilian entity, member firm of KPMG International, a Swiss cooperative.